Exhibit 5.2

August 20, 2026

Chilwa Minerals Limited

Level 28, 140 St George’s Terrace

Perth, WA 6005

Australia

Re:	Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as special United States counsel to Chilwa Minerals Limited, an Australian corporation (the “Company”), in connection with its filing of a registration statement on Form F-1, No. 333-297336, and any amendment thereto (the “Registration Statement”), under the U.S. Securities Act of 1933, as amended (the “Securities Act”), with the U.S. Securities and Exchange Commission (the “Commission”).

The Registration Statement relates to the proposed offer and sale by the Company of up to 8,000,000 ordinary shares of the Company (the “Shares”) represented by 800,000 American Depositary Shares (the “ADSs”), warrants to purchase up to 800,000 ADSs (the “Warrants”) representing 8,000,000 Shares and 40,000 warrants offered to the Underwriter (the “Representative’s Warrants”) entitling the holder to purchase up to 5% of ADSs sold (the “Warrant ADSs”).

We have reviewed the Registration Statement and the forms of the ADS Warrant Agent Agreement to be entered into between the Company and Computershare Inc. and its affiliate, Computershare Trust Company, N.A. as Warrant Agent (the “Warrant Agent”) relating to the issuance of the Warrants (the “Warrant Agent Agreement”) and the Representative’s Warrant. We have examined the originals, or photostatic or certified copies, of such records of the Company, of certificates of officers of the Company and of public documents, and such other documents as we have deemed relevant and necessary as the basis of the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies.

We have assumed that (i) the Company has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation (to the extent that concept of good standing or such equivalent concept exists under the laws of such jurisdiction), and (ii) all corporate proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares, the ADSs, the Representative’s Warrant, the Warrants and the Warrant ADSs have been duly taken by the Company.

Based upon and subject to the foregoing, we are of the opinion that upon (i) the due execution and delivery of the Warrant Agent Agreement by the Company and the Warrant Agent, (ii) the due execution and delivery of the Representative’s Warrants by the Company and (ii) the issuance and sale of the Warrants and the Representative’s Warrants in the manner referred to in the Registration Statement, the Warrants and the Representative’s Warrants will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, liquidation, moratorium, and other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

The opinions expressed above are limited to the laws of the State of New York and the federal laws of the United States of America.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.

Very truly yours,

/s/ Rimôn Law Pty Ltd
Rimôn Law Pty Ltd